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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Johns Manville Corporation on Form S-8 (File No. 333-31007) of our report dated June 17, 1998, on our audits of the financial statements of the Johns Manville Hourly Employees 401(k) Plan as of December 31, 1997 and 1996, and for the year ended December 31, 1997, which report is incorporated by reference in this Annual Report on Form 11-K.

COOPERS & LYBRAND L.L.P.

Denver, Colorado
June 22, 1998